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                                                                      EXHIBIT 11

                            Broadway & Seymour, Inc.
                        Computation of Earnings per Share
                      (In thousands, except per share data)
                                   (Unaudited)

                                                              Three months ended
                                                           Mar. 31,        Mar. 31,
                                                             1999           1998
                                                           --------       --------

Net income (loss) from continuing operations               $     67       $   (683)
Net income (loss) from discontinued operations                  (49)           684
                                                           --------       --------
Net income                                                 $     18       $      1
                                                           ========       ========

Basic earnings per share:

    Weighted average common shares outstanding                8,261          9,190
                                                           ========       ========

    Net income (loss) from continuing operations           $   0.01       $  (0.07)
    Net income (loss) from discontinued operations            (0.01)      $   0.07
                                                           --------       --------
    Net income per common share                            $   0.00       $   0.00
                                                           ========       ========


Diluted earnings per share:
    Weighted average common shares outstanding                8,261          9,190

    Addition from assumed exercise of stock options             139             17

                                                           --------       --------
    Weighted average common and common equivalent
        shares outstanding                                    8,400          9,207
                                                           ========       ========

    Net income (loss) from continuing operations           $   0.01       $  (0.07)
    Net income (loss) from discontinued operations            (0.01)          0.07
                                                           --------       --------
    Net income per common and common equivalent share      $   0.00       $   0.00
                                                           ========       ========